UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

United Parcel Service, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Annual Meeting of Shareowners
Thursday, May 4, 2017, 8:00 a.m. (Eastern Time)
Hotel du Pont
11th and Market Streets
Wilmington, Delaware 19801

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E18497-P88265-Z69543

UNITED PARCEL SERVICE, INC.
This proxy is solicited by the Board of Directors
for the Annual Meeting of Shareowners to be held on May 4, 2017

I hereby appoint DAVID P. ABNEY and NORMAN M. BROTHERS, JR., or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in my name as of March 6, 2017, at the Annual Meeting of Shareowners of United Parcel Service, Inc. to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 4, 2017, and at any or all adjournments or postponements thereof, as stated on the reverse side and with discretionary authority on all other matters that properly come before the meeting. If this proxy is signed and returned but no direction is made, this proxy will be voted FOR all nominees for director in Proposal 1, FOR Proposal 2, TRIENNIAL FOR Proposal 3, FOR Proposal 4, AGAINST Proposal 5, AGAINST Proposal 6, AGAINST Proposal 7 and in the discretion of the proxies on all other matters that properly come before the meeting.

If I participate in the UPS Stock Fund, I direct the Trustee to vote the stock in the manner stated on the reverse side. If this proxy is signed and returned but no direction is made, the Trustee will vote the shares FOR all nominees for director in Proposal 1, FOR Proposal 2, TRIENNIAL FOR Proposal 3, FOR Proposal 4, AGAINST Proposal 5, AGAINST Proposal 6, AGAINST Proposal 7 and in the discretion of the Trustee on all other matters that properly come before the meeting. If this card is not returned several days prior to the meeting date or is returned unsigned, the Trustee will vote the shares in the same proportion as the shares for which voting instructions are received from other participants. The results of the voting will be held in strict confidence by the Trustee.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

YOUR VOTE COUNTS

In appreciation for your voting participation, we will plant a tree on your behalf.

www.proxyvote.com

P88265-EPN

Questions & Answers

Why am I receiving this Notice of Internet Availability?

Pursuant to the SEC "Notice and Access" proxy rules, companies are permitted to send the enclosed "Notice" instead of a full printed set of proxy materials. The Notice gives you instructions on how to view your company's proxy materials and vote online, or how to receive a full set of printed materials by mail.

There are several advantages to your company sending a Notice instead of a full set of materials including lowering your company's costs, and reducing the environmental impact from printing and mailing full sets of proxy materials.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions. You will need to enter the number printed on the enclosed Notice in the box marked by the arrow → XXXX XXXX XXXX XXXX

What if I still prefer to receive a paper copy of the proxy materials?

Yes, you can easily request a paper copy at no cost. Refer to the "Before You Vote" section of the **Notice** for further instructions.

Can I request to receive my proxy materials for future meetings by e-mailing rather than receive a Notice?

Yes, you may request to receive proxy materials for all future meetings by e-mail. Follow the simple online instructions at www.proxyvote.com.

How can I vote my shares?

Refer to the "How to Vote" section of the **Notice** for further instructions.

For more information please visit,
www.sec.gov/spotlight/proxymatters/e-proxy.shtml